As  filed  with  the  Securities  and  Exchange  Commission  on October 17, 2000
                                                Commission  File  No.  000-30084
================================================================================

SECURITIES  AND  EXCHANGE  COMMISSION  WASHINGTON,  D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        --------------------------------

                           LINUXWIZARDRY SYSTEMS, INC.
                      (formerly FLAME PETRO-MINERALS CORP.)
             (Exact name of Registrant as specified in its charter)

BRITISH  COLUMBIA,  CANADA                                                   N/A
(State  or  other  jurisdiction  of                            (I.R.S.  Employer
incorporation  or  organization)                            Identification  No.)

#185-10751  SHELLBRIDGE  WAY
RICHMOND, BRITISH COLUMBIA V6X 2W8, CANADA
(Address of principal executive offices)

                           FLAME PETRO-MINERALS CORP.
                            AMENDED STOCK OPTION PLAN
                            (Full Title of the plan)
                                -----------------

     JOHN G. ROBERTSON                                                  COPY TO:
PRESIDENT AND CHIEF EXECUTIVE OFFICER                     STEVEN MATHIESEN, ESQ.
LINUXWIZARDRY SYSTEMS, INC.                        LANG MICHENER LAWRENCE & SHAW
#185-10751 SHELLBRIDGE WAY,                     SUITE 1500 - 1055 W. GEORGIA ST.
RICHMOND, BRITISH COLUMBIA V6X 2W8           VANCOUVER, BRITISH COLUMBIA V6E 4N7
(604) 278-5996                                                    (604) 689-9111

(Name,  address, and telephone number, including area code of agent for service)

-----------------------  CALCULATION  OF REGISTRATION FEE ----------------------

                                          Proposed      Proposed
                           Amount  to     Maximum        Maximum     Amount  of
Title  of  Securities          be         Offering      Aggregate   Registration
to  be  Registered         Registered    Price  Per     Offering        Fee
                                         Share  (1)     Price (1)

Common  Stock              1,300,000     $0.90625      $1,178,125      $405.75

(1) Estimated in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices of the Common Stock as reported on the NASD OTC Bulletin Board as of October 12, 2000 which average was $0.90625.

                                          PART I

               INFORMATION  REQUIRED  IN  THE  SECTION  10(a)  PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange
Commission  (the  "Commission").

                                     PART II

                 INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.   INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Commission:

     (a) The Registrant's Annual Report on Form 20-F for the fiscal year ended February 29, 2000;

     (b) The Registrant's Quarterly Reports on Form 6-K for the fiscal quarter ending May 31, 2000;

     (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 20-F (No. 000-30084) filed pursuant to
          Section 5 of the Securities Act on June 4, 1999, including any subsequently filed amendments and reports updating such description.

In addition to the foregoing documents, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.   DESCRIPTION  OF  SECURITIES.

A  description  of the Company's Common Stock is incorporated by reference under
Item  3.

ITEM  5.   INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

Not  Applicable.


ITEM  6.   INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

The Company's Articles under the "Company Act" of the Province of British Columbia provide that the liability of the directors and the secretary and assistant secretary, for monetary damages, shall be limited to the fullest extent permissible under British Columbia law. The Articles further provide that each director and the secretary and assistant secretary, on being elected or appointed shall be deemed to have contracted with the Company on the terms of such indemnity provisions.

The Company's Articles also provide that the Company may indemnify any officer, employee or agent to the fullest extent possible under British Columbia law. These indemnification provisions permit the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director, officer, employee or agent of the Company or any of its affiliated enterprises.

ITEM  7.   EXEMPTION  FROM  REGISTRATION  CLAIMED

Not  Applicable.

ITEM  8.   EXHIBITS

See  Index  to  Exhibits  on  page  5.

ITEM  9.   UNDERTAKINGS

(a)  The  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province or British Columbia, on this 3rd day of October, 2000.

LINUXWIZARDRY  SYSTEMS,  INC.,
a  British  Columbia,  Canada  corporation

By:                   /s/  John  G.  Robertson
                  ----------------------------
                  John G. Robertson  President

                                POWER  OF  ATTORNEY

Each person whose signature appears below hereby authorizes and appoints John G. Robertson as attorney-in-fact and agent, acting alone, with full powers of substitution to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                  Title                                       Date

/s/  John  G.  Robertson        President, Chief Executive      October 13, 2000
------------------------        Officer  and  a  Director
John  G.  Robertson

/s/  Jennifer  Lorrette         Vice  President and Chief       October 13, 2000
-----------------------         Financial  Officer
Jennifer  Lorrette

/s/  Donna  Moroney             Secretary  and a Director       October 13, 2000
---------------------
Donna  Moroney

/s/  Brian  Cherry              Director                       October  13, 2000
----------------------
Brian  Cherry

INDEX  TO  EXHIBITS


                                                                            Page

    5.1     Opinion  of  Lang  Michener Lawrence & Shaw                        6

    23.1    Consent of Elliot Tulk Pryce  Anderson,  Chartered  Accountants    7

    23.2    Consent  of  Lang  Michener  Lawrence  &  Shaw
            (included  in  Exhibit  5.1).

    24      Power of Attorney (included on the signature page to
            this Registration Statement).                                      4

    99.1    Flame  Petro-Minerals  Corp.  Amended  Stock  Option  Plan.        8